Exhibit 10.1

AMENDMENT TO LOAN AND SECURITY AGREEMENT

This AMENDMENT TO LOAN AND SECURITY AGREEMENT (the “Amendment”), dated as of May 18, 2023, is by and between Neltjeberg Bay Enterprises LLC (“NBE”) and Sonic Foundry, Inc. (“Borrower”).

RECITALS

WHEREAS, NBE and Borrower are parties to that certain Loan and Security Agreement dated as of November 16, 2022, as modified by (i) that certain letter agreement of the same date, and (ii) that certain letter agreement of December 29, 2022 (collectively, the “Loan Agreement”);

WHEREAS, NBE and Borrower wish to amend the Loan Agreement as provided herein; and

WHEREAS, capitalized terms used and not specifically defined herein shall have the meanings provided in the Loan Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NBE and Borrower hereby agree as follows:

AGREEMENTS

1.    Amendments. NBE and Borrower agree to the following amendments to the Loan Agreement:

a.	The following new Section 4.2.1 is added to the Loan Agreement:

4.2.1.

Remittance of Proceeds from Sale Closing. So long as the Loan remains due and owing, proceeds arising from any sale, assignment, or Transfer of all, or substantially all, of Borrower’s assets shall be delivered to NBE concurrently with the closing of any such sale, assignment, or Transfer (hereinafter a “Sale Closing”). Said proceeds shall be applied first to the balance due and owing to NBE with respect to the Loan as of the Sale Closing (including, but not limited to, any fees, costs or other amounts payable to NBE under the Loan Documents). Any excess proceeds from the Sale Closing after such balance is paid in full to NBE shall be immediately delivered to, and may be retained by, Borrower.

b.

The following text (in italics) is added to the beginning of Section 4.6(b)(i): “enter into (i) any transaction outside the ordinary course of business with a value in excess of $50,000 (which non-ordinary course transactions shall include any sale, assignment, or Transfer of all, or substantially all, of Borrower’s assets, mergers, amalgamations; or consolidations in respect of any Borrower or other Group Member)…”

c.	The following text (in italics) is added to the beginning of Section 5.3: “On the Maturity Date, the Sale Closing, or on any earlier effective date of termination…”

d.	The following text is added to Section 1 (“LOAN”) of the Schedule to the Loan Agreement in between the “Repayment” and “Prepayment” sections:

Alternatively, Borrower may defer making regular principal payments on the Loan as described in the foregoing sub-section entitled “Repayment” (hereinafter a “Regular Monthly Payment”) and instead pay to NBE a monthly fee in the amount of $20,000 (the “Deferral Fee”) beginning on June 1, 2023 and continuing on the same day of each month thereafter until the Maturity Date or a Deferral Fee Cancellation Notice, whichever comes first. Borrower may pay the Deferral Fee to NBE in lieu of the Regular Monthly Payments provided that (a) Borrower continues to pay, and remains current on, all interest-only payments to NBE, and (b) no Event of Default has occurred under the Loan Documents. The Deferral Fee will be retained by NBE and will not be applied to any Obligations, with any such Obligations continuing to accrue and remain outstanding despite Borrower’s voluntary election to pay the Deferral Fee instead of Regular Monthly Payments. For the avoidance of doubt, interest-only payments to NBE, including those paid during the period Borrower is paying a Deferral Fee in lieu of Regular Monthly Payments, shall continue to be applied to the Obligations.

At any time after September 1, 2023, regardless of whether an Event of Default has occurred, NBE may issue a notice in writing to Borrower (a “Deferral Fee Cancellation Notice”) on or before the 15th day of the preceding month that the Deferral Fee will no longer be accepted and that the full Regular Monthly Payment will be due on the first day of the month immediately following said notice. In the Deferral Fee Cancellation Notice, NBE will advise Borrower of the new amount of the Regular Monthly Payment that will be due and owed by Borrower so that the full balance of the Loan will be paid in full by the Maturity Date. If no Deferral Fee Cancellation Notice is issued prior to the Maturity Date, then the full unpaid balance of the Loan will be due and payable on the Maturity Date in a single balloon payment, without further notice or demand.

e.	The following text (in italics) is added to Section 4 (“Maturity Date”) of the Schedule to the Loan Agreement: “December 1, 2025, or a Sale Closing.”

2.    Conditions Precedent to Effectiveness of this Amendment. This Amendment shall not be effective unless and until each of the following conditions shall have been satisfied in NBE’s sole discretion or waived by NBE, for whose sole benefit such conditions exist:

a.

Documentation. On or before May 19, 2023 (the “Delivery Date”), Borrower shall have delivered, each duly executed and in form and substance satisfactory to NBE, an original executed counterpart of this Amendment and such other documents as NBE may reasonably request.

b.	No Default. As of the Delivery Date, no Event of Default has occurred under the Loan Documents.

c.

Representations and Warranties. On or before the Delivery Date, the representations and warranties set forth in the Loan Agreement, as amended by this Amendment, and the other Loan Documents, shall be true and correct as though made on and as of the date hereof.

d.	Payment of NBE’s Fees and Expenses. On or before the Delivery Date, Borrower shall pay NBE’s attorneys’ fees relating to this Amendment.

3.    Ratification; Cross-Default and Cross-Collateralization. Borrower:

a.	Acknowledges and agrees that this Amendment constitutes a “Loan Document” as such term is defined in the Loan Agreement.

b.

Ratifies, confirms, and reaffirms all the terms and conditions of the Loan Agreement and the other Loan Documents and acknowledges and agrees that the Loan Agreement and the other Loan Documents remain in full force and effect.

c.

Ratifies, confirms, and reaffirms that (i) the obligations secured by the Loan Agreement and the other Loan Documents include, without limitation, the Obligations, and any future modifications, amendments, substitutions or renewals thereof, (ii) all collateral, whether now existing or hereafter acquired, granted to NBE pursuant to the Loan Agreement and the other Loan Documents or otherwise, shall secure all of the Obligations until full and final payment of the Obligations, except as otherwise expressly stated therein; and (iii) a breach of any term or condition of this Amendment shall, subject to any applicable grace or cure period, without any further action of any party, constitute an Event of Default under the Loan Agreement and the other Loan Documents, it being the express intent of the Borrower that all of the Obligations be fully cross-defaulted and, except as may be expressly set forth in the Loan Agreement or other Loan Document, fully cross-collateralized.

4.    No Set-Off; Waiver and Release. Borrower acknowledges and agrees there exists no right of set off or recoupment, claim, counterclaim, or defense of any nature whatsoever (hereinafter “Claims”) relating to payment or performance of the Obligations or otherwise against NBE, and that if Borrower now has, or ever did have, any Claims against NBE, any Affiliate of NBE, or any of their agents, servants, attorneys, advisors, officers, directors, employees, affiliates, representatives, investors, partners, members, managers, predecessors, successors, and assigns (collectively, the “NBE Parties”), whether known or unknown, at law or in equity, from the beginning of the world through the date of execution of this Amendment, that and all of such Claims are hereby expressly waived against the NBE Parties and Borrower releases the NBE Parties for any liability therefor.

MISCELLANEOUS

5.    No Other Amendments. Except as specifically amended hereby, the Loan Agreement and the other Loan Documents remain in full force and effect. This Amendment, together with any other Loan Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth herein. No alteration of or amendment to this Amendment shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

6.    Reservation of Rights; No Waiver. NBE has not waived, is not by this Amendment waiving, and has no intention of waiving, any defaults which occurred prior to this Amendment, or which may exist at the time of this Amendment, or which may occur after this Amendment. NBE has not agreed to forbear with respect to any of its rights or remedies concerning any Events of Default. Except as expressly set forth in this Amendment, NBE reserves all of its respective rights and remedies under the Loan Documents, at law or in equity, and at such times as NBE from time to time may elect.

7.    Binding Effect. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

8.    Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

9.    Authorization and Execution. The execution, delivery, and performance by Borrower in connection with this Amendment has been duly authorized by all requisite action by or on behalf of Borrower, and this Amendment has been duly executed and delivered on behalf of Borrower.

10.    Counterparts. This Amendment may be executed in any number of counterparts, all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute effective delivery thereof.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by its duly authorized officers as of the day and year first above written.

NELTJEBERG BAY ENTERPRISES LLC

By:         /s/ Frederick H. Kopko, Jr

           Frederick H. Kopko, Jr., Managing Director

SONIC FOUNDRY, INC.

By:      /s/ Ken Minor

        Ken Minor, Chief Financial Officer

Signature Page to Amendment to Loan and Security Agreement